EXHIBIT 99.2


 November 28, 2001



 Mr. Paul I. Stevens, Chairman
 Stevens International, Inc.
 5700 E. Belknap
 Fort Worth, TX 76117

 Dear Paul,

 As it will not be possible for the company to provide director's insurance beyond November 1, 2001, I wish to tender my resignation from the Board of Directors of Stevens International, Inc. as of that date.

 Warmest personal regards,

 Sincerely,

 /s/ Edgar H. Schollmaier

 Edgar H. Schollmaier